As filed with the Securities and Exchange Commission on March 26, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Horizon Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Indiana	35-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

515 Franklin Street

Michigan City, Indiana 46360

(219) 879-0211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Etzler

Senior Vice President, General Counsel

Horizon Bancorp, Inc.

515 Franklin Street

Michigan City, Indiana 46360

(219) 879-0211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Curt W. Hidde, Esq.

David P. Hooper, Esq.

Barnes & Thornburg LLP

11 S. Meridian Street

Indianapolis, Indiana 46204

(317) 236-1313

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, no par value	6,563,697	$16.92	$111,057,753	$13,461

(1)	All of the shares of common stock being registered hereby are offered for the account of certain selling shareholders who acquired such shares in a private transaction.
(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of a share of Horizon Bancorp, Inc. common stock on March 19, 2019, as reported on the NASDAQ Global Select Market (which date is within five business days prior to the date of the filing of this Registration Statement).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this registration statement is to become effective in accordance with Section 8(a) of the Securities Act or until the registration statement becomes effective on the date the Commission, acting under Section 8(a), determines.

EXPLANATORY NOTE

This Registration Statement relates to the resale by the selling shareholders of up to an aggregate of 6,563,697 shares of the common stock, no par value (the “Shares”) of Horizon Bancorp, Inc., an Indiana corporation (“Horizon”). Horizon is filing this Registration Statement in connection with the Agreement and Plan of Merger by and among Horizon and Salin Bancshares, Inc. (“SBI”) dated October 29, 2018, and amended as of December 18, 2018 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, on March 26, 2019 SBI merged with and into Horizon, with Horizon as the surviving corporation (the “Merger”). Immediately following the Merger, Salin Bank and Trust Company, an Indiana commercial bank and wholly-owned subsidiary of SBI (“Salin Bank”), merged with and into Horizon Bank, the wholly-owned Indiana commercial bank subsidiary of Horizon (“Horizon Bank”), with Horizon Bank as the surviving bank.

On the closing date of the Merger, Horizon issued 6,563,697 Shares to the SBI shareholders as part of the merger consideration pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. As previously reported, under the Merger Agreement each SBI shareholder has the right to receive fixed consideration of (i) $87,417.17 per SBI common share in cash, and (ii) 23,907.50 Shares of Horizon common stock for each share of SBI common stock. The resale of the Shares issued to the SBI shareholders in the private placement is being registered on this Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 26, 2019

PROSPECTUS

Up to 6,563,697 Shares of Common Stock

The selling shareholders of Horizon Bancorp, Inc. (“Horizon,” “we,” or “us”) listed beginning on page 9, together with any additional selling shareholders listed in any applicable prospectus supplement, may offer and resell up to 6,563,697 shares of Horizon common stock, no par value (the “Shares”) under this prospectus. The selling shareholders acquired these Shares from us in connection with our merger (the “Merger”) with Salin Bancshares, Inc., an Indiana corporation (“SBI”), pursuant to the terms of an Agreement and Plan of Merger dated October 29, 2018, as amended as of December 18, 2018, between Horizon and SBI (as amended, the “Merger Agreement”). The Merger was completed on March 26, 2019.

Our common stock is listed on the NASDAQ Global Select Market (the “NASDAQ”) under the trading symbol “HBNC.” On March 25, 2019, the last reported sale price of our common stock on the NASDAQ was $15.65 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section of this prospectus beginning on page 6, and such risk factors may be updated from time to time in our public filings. You should consider these risk factors before making a decision to purchase Horizon common stock.

We are not selling any Shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale of Shares by the selling shareholders. The selling shareholders (which term as used herein includes their respective donees, transferees, or other successors-in-interest) may sell Shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. In addition, the selling shareholders may, from time to time, offer and sell Shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. See “Plan of Distribution” beginning on page 11 for more information about how the selling shareholders may offer and sell their Shares.

The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of registered Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by them and any profit on the sale of registered Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ], 2019.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not, and the selling shareholders have not, authorized anyone else to provide you with different information or to make additional representations. We and the selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in any circumstances in which such offer or sale is unlawful. You should not assume that the information we have included in this prospectus or any prospectus supplement or that any information we have incorporated by reference is accurate as of any date other than the date on the front cover of each of those documents or the date of the document incorporated by reference. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making an investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in any prospectus supplement were made solely for the benefit of the parties to such agreement and the third-party beneficiaries named therein, if any, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the selling shareholders named in this prospectus or in one or more supplements to this prospectus may sell Shares of common stock from time to time. Each time any selling shareholder named herein sells Shares of common stock under the registration statement of which this prospectus is a part, such selling shareholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of Horizon, the Shares the selling shareholders may offer and sell pursuant to this prospectus, and information about the offering itself. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement, of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules, or regulations.

The selling shareholders may offer and sell Shares of common stock directly to purchasers, through agents selected by the selling shareholders, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of Shares of common stock offered hereby. See “Plan of Distribution.”

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part, or as an exhibit to the documents incorporated by reference. You may obtain copies of those documents as described in this prospectus under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference or in an accompanying prospectus supplement we may authorize to be delivered to you, is accurate as of any date other than the date on the front cover of each of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Throughout this prospectus, when we use the terms “we,” “us,” or “Horizon” we are referring to Horizon Bancorp, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated in this prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact, including statements regarding our financial position, business strategy, and the plans and objectives of our management for future operations, are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions relating to the future.

Actual results may differ materially, and adversely or positively, from the expectations of Horizon that are expressed or implied by any forward-looking statement. Risks, uncertainties, and factors that could cause Horizon’s actual results to vary materially from those expressed or implied by any forward-looking statement include but are not limited to:

•	the use of proceeds of future offerings of securities;

•	the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates;

•	changes in competitive conditions;

•	the introduction, withdrawal, success, and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;

•	changes in customer borrowing, repayment, investment, and deposit practices;

•	changes in fiscal, monetary, and tax policies;

•	changes in financial and capital markets;

•	deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration;

•	capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by Horizon of outstanding debt or equity securities;

•

risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;

•	factors that may cause Horizon to incur impairment charges on its investment securities;

•	the impact, extent, and timing of technological changes;

•	electronic, cyber, and physical security breaches;

•	claims and litigation liabilities, including related costs, expenses, settlements, and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;

•	actions of the Board of Governors of the Federal Reserve System;

•	changes in accounting principles and interpretations;

•

potential increases of federal deposit insurance premium expense, and possible future special assessments of the Federal Deposit Insurance Corporation, either industry wide or specific to Horizon’s banking subsidiary;

•

legislation and/or regulation affecting the financial services industry as a whole, and Horizon and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act;

•	the possible impact of whole or partial dismantling of provisions of the Dodd-Frank Act under the administration of President Donald J. Trump;

•

the effect of changes in tax laws introduced by the Tax Cuts and Jobs Act of 2017, particularly corporate income tax reform, changes that may affect Horizon’s deferred tax assets and liabilities, the ability to utilize federal and state net operating loss carryforwards, and the market’s perception on overall value;

•

actions of the regulatory authorities under the Dodd-Frank Act, the Consumer Financial Protection Board, and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;

•	the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and

•	other factors and risk described under “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any of our subsequent reports that we have filed with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us. For a detailed discussion of the risks and uncertainties that may cause our actual results or performance to differ materially from the results or performance expressed or implied by forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should carefully read the entire prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Incorporation of Certain Documents By Reference.”

Our Business

We are a registered bank holding company incorporated in the State of Indiana and headquartered in Michigan City, Indiana. We provide a broad range of banking services in Northern and Central Indiana and in the Southern, Central, and Bay Areas of Michigan through our Indiana state-chartered commercial bank subsidiary, Horizon Bank, and other affiliated entities, including Horizon Risk Management, Inc. Horizon Bank operates as a single segment, which is commercial banking. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “HBNC.” Horizon Bank was chartered as a national banking association in 1873 and converted from a national bank to an Indiana state commercial bank effective as of June 23, 2017. Horizon Bank is a full-service commercial bank offering commercial and retail banking services, corporate and individual trust and agency services, and other services incident to banking. Our primary regulator is the Indiana Department of Financial Institutions (“IDFI”), and our primary federal regulator is the Federal Deposit Insurance Corporation (“FDIC”).

As of December 31, 2018, we had total deposits of approximately $3.1 billion, total assets of approximately $4.2 billion, and total shareholders’ equity of approximately $492 million.

Our revenues and net income are derived primarily from Horizon Bank through our receipt of dividends paid by Horizon Bank. For a discussion of statutory and regulatory restrictions on the ability of our bank subsidiary to pay dividends to, or otherwise transfer funds to us, see “Regulatory Considerations” below.

The selling shareholders acquired the Shares of our common stock which are the subject of this prospectus in connection with our acquisition of SBI on March 26, 2019. See “Selling Shareholders” below.

Our principal executive offices are located at 515 Franklin Street, Michigan City, Indiana 46360, and our telephone number at that address is (219) 874-0211. We maintain an Internet website at www.horizonbank.com. The foregoing website address is intended to be an inactive textual reference only. The information on that website is not a part of this prospectus.

SBI Merger

As previously disclosed, on October 29, 2018 we entered into the Merger Agreement with SBI, pursuant to which SBI merged with and into Horizon, with Horizon as the surviving corporation. Immediately following the Merger, Salin Bank merged with and into Horizon Bank, with Horizon Bank as the surviving bank. The Merger was completed on March 26, 2019.

Upon consummation of the Merger, each SBI shareholder received fixed consideration of (i) $87,417.17 per SBI common share in cash, and (ii) 23,907.50 Shares of Horizon common stock for each share of SBI common stock. As a result, on the closing date of the Merger Horizon issued 6,563,697 Shares to the SBI shareholders for the stock consideration in a private placement pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The resale of the Shares issued to the SBI shareholders in the private placement is being registered on this Registration Statement. Based on Horizon’s March 25, 2019 closing price of $15.65 per share as reported on the NASDAQ, the transaction has an implied valuation of approximately $126.7 million.

The Offering

Issuer	Horizon Bancorp, Inc., an Indiana corporation.

Shares of common stock that may be offered by the selling shareholders	Up to 6,563,697 Shares.

Number of Shares of common stock outstanding	44,926,337 Shares, as of March 26, 2019.

Use of Proceeds	The selling shareholders will receive the net proceeds from the sale of Shares. We will not receive any proceeds from the sale of Shares by the selling shareholders in this offering.

NASDAQ Symbol	“HBNC.”

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Computershare Shareholder Services.

Plan of Distribution	The selling shareholders may offer and sell their shares from time to time in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at privately negotiated prices. The selling shareholders may sell their shares through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders, the purchasers of the Shares, or both. See “Plan of Distribution” beginning on page 11 of this prospectus.

Risk Factors	See the discussion under the caption “Risk Factors” and other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in Shares of our common stock.

Throughout this prospectus, when we refer to the Shares of our common stock, the offer and sale of which are being registered on behalf of the selling shareholders, we are referring to the Shares of common stock issued to the former SBI shareholders pursuant to the Merger Agreement. When we refer to “selling shareholders” in this prospectus, we are referring to the former SBI shareholders to whom such Shares were issued, and their respective transferees or other successors-in-interest, as applicable.

RISK FACTORS

An investment in our common stock involves risks. Before making any decision whether to invest in our common stock, you should carefully consider the risks described below, together with all of the other information included or incorporated by reference into this prospectus, including without limitation, the information under the heading “Risk Factors” in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2018 and our periodic reports filed from time to time with the SEC. These risks are not the only ones we will face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations, financial condition, and results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Also, please read “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the SBI Merger

We may not realize all of the anticipated benefits, including synergies, from the Merger, and our business and results of operations or financial condition may be materially adversely impacted.

There is no assurance that we will successfully integrate, or integrate in a cost-effective manner, the SBI business. As a result of the Merger, we have expanded our operations and the scope of our branch network in the Central Indiana region, and specifically in the highly-competitive Indianapolis market. Our management will be required to devote a significant amount of time and attention to the integration process, including integrating the operations of the SBI business while carrying on the ongoing operations of our historical business. The process of integrating the business operations of SBI may cause an interruption of, or loss of momentum in, the activities of our historical business. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and our liquidity, results of operations, and financial condition may be materially adversely impacted. In addition, as a result of the Merger, we may identify additional risks and uncertainties not yet known to us.

Even if we are able to successfully integrate the SBI business, it may not be possible to realize the full benefits, including the expected synergies, that are expected to result from the Merger, or to realize these benefits within the time frame that is expected. Our expected cost savings, as well as any revenue or other synergies, are subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. If we fail to realize the benefits we anticipate from the Merger, our liquidity, results of operations, or financial condition may be adversely impacted.

We have incurred, and will continue to incur, significant transaction and Merger-related integration costs in connection with the Merger and other transactions related thereto.

We have paid, and expect to continue to pay, significant transaction costs in connection with the Merger and other transactions related thereto. These transaction costs include legal, accounting, and financial advisory fees and expenses, filing fees, printing expenses, mailing expenses, and other related charges. As a result of the Merger, we may also incur costs associated with integrating the operations of SBI, and these costs may be significant and may have an adverse effect on our future operating results if the anticipated cost savings from the Merger and related transactions are not achieved. Although we expect that the elimination of duplicative costs and the realization of other efficiencies related to the integration of the SBI business should allow us to offset these incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

Risks Related to the Ownership of Our Common Stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell our common stock at times or at prices you find attractive.

Although our common stock is listed on the NASDAQ Global Select Market, our stock price constantly changes, and we expect our stock price to continue to fluctuate in the future. Our stock price is impacted by a variety of factors, some of which are beyond our control. These factors include:

•	variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of management, securities analysts, and investors;

•	increases in loan losses, non-performing loans, and other real estate owned;

•	changes in expectations as to our future financial performance;

•	announcements of new products, strategic developments, acquisitions, and other material events by us or our competitors;

•	the ability to fund our assets through core deposits and/or wholesale funding;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	our inclusion on the Russell 3000 or other indices;

•	actual or anticipated sales of our equity or equity-related securities;

•	our past and future dividend practice;

•	our creditworthiness;

•	interest rates;

•	the credit, mortgage, and housing markets, and the markets for securities relating to mortgages or housing;

•	developments with respect to financial institutions generally; and

•	economic, financial, geopolitical, regulatory, congressional, or judicial events that affect us or the financial markets.

In addition, U.S. and international stock markets in general have recently experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies and particularly those in the financial services and banking sector, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

Because our common stock is moderately traded, it may be more difficult for you to sell your Shares or buy additional Shares when you desire to do so and the price may be volatile.

Although our common stock has been listed on the NASDAQ stock market since December 2001, our common stock is moderately traded. The prices of moderately traded stocks, such as ours, can be more volatile than stocks traded in a large, active public market and can be more easily impacted by sales or purchases of large blocks of stock. Moderately traded stocks are also less liquid, and because of the low volume of trades, you may be unable to sell your Shares when you desire to do so.

Provisions in our articles of incorporation, our by-laws, and under Indiana law may delay or prevent an acquisition of us by a third party.

Our articles of incorporation and by-laws and Indiana law contain provisions that have certain anti-takeover effects. While the purpose of these provisions is to strengthen the negotiating position of the board in the event of a hostile takeover attempt, the overall effects of these provisions may be to render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a larger block of our shares, and the removal of incumbent directors and key management.

Our articles of incorporation provide for a staggered board, which means that only one-third of our board can be replaced by shareholders at any annual meeting. Our articles also provide that our directors may only be removed without cause by shareholders owning 70% or more of our outstanding common stock.

Our articles also preempt Indiana law with respect to business combinations with a person who acquires 10% or more of our common stock and provide that such transactions are subject to independent and super-majority shareholder approval requirements unless certain pricing and board pre-approval requirements are satisfied.

Our by-laws do not permit cumulative voting of shareholders in the election of directors, allowing the holders of a majority of our outstanding Shares to control the election of all our directors, and our directors are elected by plurality (not majority) voting. Our by-laws also establish detailed procedures that shareholders must follow if they desire to nominate directors for election or otherwise present issues for consideration at a shareholders’ meeting. We also have a mandatory retirement age for directors.

These and other provisions of our governing documents and Indiana law are intended to provide the board of directors with the negotiating leverage to achieve a more favorable outcome for our shareholders in the event of an offer for Horizon. However, there is no assurance that these same anti-takeover provisions could not have the effect of delaying, deferring, or preventing a transaction or a change in control that might be in the best interest of our shareholders.

Additional issuances of our equity securities would dilute the ownership of our existing shareholders and could reduce our earnings per share.

We may issue additional equity securities in the future in connection with capital raises, acquisitions, strategic transactions, or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing shareholders would be diluted and our earnings per share could be reduced.

Future sales of our common stock by the selling shareholders, or the perception in the public markets that such sales may occur, could cause the trading price of our common stock to decline.

The issuance of our common stock to the selling shareholders in connection with the Merger could have the effect of depressing the market price for our common stock. Upon the effectiveness of this registration statement, of which this prospectus is a part, all of the Shares of common stock issued to the selling shareholders in connection with the Merger will be available for resale in the public market. Sales of substantial amounts of our common stock, including sales by the selling shareholders from time to time, or the perception that these sales could occur, could adversely affect the price of our common stock.

REGULATORY CONSIDERATIONS

Horizon is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Horizon Bank is regulated and supervised by the Indiana Department of Financial Institutions (“IDFI”) and the Federal Deposit Insurance Corporation (“FDIC”), and Horizon Bank’s deposits are insured by the FDIC through the Deposit Insurance Fund. Dividends from Horizon Bank are the primary source of funds for payment of dividends to Horizon’s shareholders, and as an Indiana state-chartered bank, Horizon Bank is subject to restrictions on the amount of dividends it may pay to Horizon. Under Indiana law, Horizon Bank may pay dividends from its undivided profits (generally earnings less losses, bad debts, taxes, and other operating expenses) as is considered expedient by Horizon Bank’s board of directors. However, Horizon Bank must obtain the approval of the IDFI if the total of all dividends declared by Horizon Bank during the current year, including the proposed dividend, would exceed the sum of retained net income for the year to date plus its retained net income for the previous two years. For this purpose, “retained net income” means net income as calculated for call report purposes, less all dividends declared for the applicable period. An exemption from IDFI approval would require that Horizon Bank have been assigned a composite uniform financial institutions rating of 1 or 2 as a result of the most recent federal or state examination; the proposed dividend would not result in a Tier 1 leverage ratio below 7.5%; and that Horizon Bank not be subject to any corrective action, supervisory order, supervisory agreement, or board approved operating agreement.

Depository institutions, such as Horizon Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to Item 1, “Business,” in our Annual Report on Form 10-K for the year ended December 31, 2018, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders.

USE OF PROCEEDS

All of the Shares of common stock being offered hereby are being sold by the selling shareholders identified in this prospectus. We will not receive any proceeds from the sale of Shares of common stock by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the resale of the Shares of our common stock held by the selling shareholders listed in the table below. The selling shareholders acquired these shares from us in a private placement pursuant to an exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in connection with our acquisition of SBI, which closed on March 26, 2019. Pursuant to the Merger Agreement with SBI, we agreed to register with the SEC the resale of the Shares of our common stock issued to the selling shareholders.

The table below sets forth certain information known to us, based upon written representations from the selling shareholders, with respect to the beneficial ownership of our Shares of common stock held by the selling shareholders as of March 26, 2019. Because the selling shareholders may sell, transfer, or otherwise dispose of all, some, or none of the Shares of our common stock covered by this prospectus, we cannot determine the actual number of Shares that will be sold, transferred, or otherwise disposed of by the selling shareholders, or the actual amount or percentage of Shares of our common stock that will be held by the selling shareholders upon the termination of any particular offering. See “Plan of Distribution” beginning on page 11. We do not know how long any selling shareholder will hold Shares before selling them. The inclusion of any Shares in this table does not constitute an admission of beneficial ownership by the persons named below. For purposes of the table below, we assume that the selling shareholders will sell all of their Shares of common stock covered by this prospectus.

We have determined beneficial ownership of the Shares held by the selling shareholders in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the selling shareholders have sole voting and investment power with respect to all Shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise described below, to our knowledge, none of the selling shareholders has been an officer or director of ours or any of our affiliates within the past three years, and no selling shareholder has had a material relationship with us or any of our affiliates within the past three years. Our knowledge is based on information provided to us by the selling shareholders in connection with the preparation of this prospectus. In addition, except as otherwise described below, based on the information provided to us by the selling shareholders, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

Applicable percentage ownership in the table below is based on 44,926,337 Shares of common stock outstanding as of March 26, 2019. Information about the selling shareholders may change over time. Any changed information about the selling shareholders will be set forth in a post-effective amendment to the registration statement or in a supplement to this prospectus, to the extent required by law. The selling shareholders listed below are sorted alphabetically by first name.

	As of March 26, 2019
	Shares of Common Stock Beneficially Owned Before Offering			Shares of Common Stock Beneficially Owned After Offering†
Name of Selling Shareholder	Shares owned	% owned(1)	Number of Shares Being Offered by this Prospectus(2)	Shares owned	% owned(1)
M. Jane Salin, as Trustee of the Subtrusts created under the William Nathan Salin Family Irrevocable Trust #1	4,877,130	10.86%	4,877,130	—	—
Sherri S. Fritsch	107,947	*	107,947	—	—
Sherri S. Fritsch, as Trustee u/a Margaret Jane Salin Irrevocable Grandchildren’s Trust No. 2 dated December 11, 2012	227,121	*	227,121	—	—
Sherri S. Fritsch, as Trustee u/a Sherri Fritsch Irrevocable Children’s Trust dated December 11, 2012	227,121	*	227,121	—	—
Susan S. McClain	107,947	*	107,947	—	—
Susan S. McClain, as Trustee u/a Margaret Jane Salin Irrevocable Grandchildren’s Trust No. 3 dated December 11, 2012	227,121	*	227,121	—	—
Susan S. McClain, as Trustee u/a Susan McClain Irrevocable Children’s Trust dated December 11, 2012	227,121	*	227,121	—	—
William N. Salin, II	107,947	*	107,947	—	—
William N. Salin, as Trustee u/a Margaret Jane Salin Irrevocable Grandchildren’s Trust No. 1 dated December 11, 2012	227,121	*	227,121	—	—
William N. Salin, as Trustee u/a William N. Salin, II Irrevocable Children’s Trust dated December 11, 2012	227,121	*	227,121	—	—

†

The selling shareholders identified in this table may sell some, all, or none of the Shares owned by them that are registered under this registration statement. While we do not currently have knowledge of any agreements, arrangements, or understandings with respect to the sale of any of the Shares registered hereunder, for purposes of this table we are assuming that the selling shareholders will sell all of the Shares indicated in the table.

*	Represents less than 1% of the total outstanding Shares of our common stock.
(1)

Based on, for each selling shareholder, 44,926,337 Shares of our common stock outstanding as of March 26, 2019, plus securities beneficially owned by that shareholder that are exercisable for or convertible into common stock within 60 days of March 26, 2019.

(2)

The amounts set forth in this column are the number of Shares of common stock that may be offered by each selling shareholder using this prospectus. These amounts do not represent any other Shares of our common stock that the selling shareholders may own beneficially or otherwise.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time in one or more transactions on one or more exchanges, in the over-the-counter market, or any other organized market where our Shares of common stock may be traded, sell any or all of their Shares of common stock offered hereby through broker-dealers or agents, directly to one or more purchasers, or through a combination of any such methods of sale. The selling shareholders may distribute the Shares of common stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed and which may be higher or lower than market prices;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling the Shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling shareholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	agreements between broker-dealers and the selling shareholder to sell a specified number of such Shares at a stipulated price per Share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Shares of common stock offered hereby to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions, or commissions from the selling shareholders or commissions from purchasers of the Shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares of common stock offered hereby or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares of common stock offered hereby in the course of hedging in positions they assume. The selling shareholders may also sell Shares of common stock offered hereby short and deliver Shares covered by this prospectus to close out short positions and to return borrowed Shares in connection with such short sales. The selling shareholders may also loan or pledge Shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the Shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee, or other successors-in-interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the Shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any profits realized by the selling shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. To the extent the selling shareholders or any such broker-dealer may be deemed to be an underwriter, the selling shareholders and such broker-dealer will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12, and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the Shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The aggregate proceeds to the selling shareholders from the sale of Shares offered by them hereby will be the purchase price of the Shares, less discounts and commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Under the securities laws of some states, the Shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares of common stock offered hereby may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholders will sell any or all of the Shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. Any Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, a selling shareholder may transfer, devise, or gift Shares by other means not described in this prospectus.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares of common stock offered hereby by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares offered hereby to engage in market-making activities with respect to the Shares offered hereby. All of the foregoing may affect the marketability of the Shares offered hereby and the ability of any person or entity to engage in market-making activities with respect to the Shares offered hereby.

We have agreed to pay all fees and expenses incurred in connection with this registration pursuant to the Merger Agreement; provided that, we will not be responsible for any legal fees or selling expenses of any selling shareholder, including any broker’s fees or commissions, if any. We have agreed to indemnify the selling shareholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act, or the selling shareholders may be entitled to contribution. As permitted by applicable law, we may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling shareholders specifically for use in the registration statement of which this prospectus forms a part, or we may be entitled to contribution. As permitted by applicable law, the selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of Shares of common stock against certain liabilities, including liabilities under the Securities Act.

Subject to certain terms and conditions of the Merger Agreement, we may restrict or suspend offers and sales or other dispositions of the Shares of common stock under the registration statement of which this prospectus forms a part. In the event of such restriction or suspension, the selling shareholders will not be able to offer or sell or otherwise dispose of the Shares under the registration statement.

We have agreed to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of: (i) such time as all of the Shares covered by this prospectus have been disposed of pursuant to the registration statement; (ii) that date on which all of the Shares covered by this prospectus may be sold without restriction pursuant to Rule 144 under the Securities Act; or (iii) the second anniversary of the date this prospectus first became effective.

Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “HBNC.” Once sold under the registration statement of which this prospectus forms a part, the Shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Shares of common stock offered by this prospectus has been passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana.

EXPERTS

The audited consolidated financial statements of Horizon Bancorp, Inc. and subsidiaries incorporated in this prospectus and elsewhere in the registration statement by reference to Horizon’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Horizon Bancorp, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports dated February 28, 2019, which are incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We furnish and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.horizonbank.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we later file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information.

We incorporate by reference the following documents and information that we have filed previously with the SEC (excluding any Form 8-K reports that have not been “filed” but instead have been “furnished” to the SEC):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”);

•	Our Current Reports on Form 8-K filed on January 14 and January 22, 2019;

•	The portions of our Proxy Statement for the 2019 Annual Meeting of Shareholders incorporated into the 2018 Form 10-K, which Proxy Statement was filed on March 15, 2019; and

•

The description of our common stock under the caption “Description of Common Stock” in the Registration Statement on Form S-3 filed with the SEC on January 14, 2015 (Reg. No. 333-201501), including any amendment or report filed for the purpose of updating that description.

In addition, we also incorporate by reference into this prospectus all documents and additional information that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and prior to the termination of the offering. These documents include, but are not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements, if any. Any statement contained in this prospectus or in any document incorporated, or deemed to be incorporated, by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the related registration statement. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of any such person, a copy of any or all of the information or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference into but not delivered with this prospectus). Requests should be directed to:

Horizon Bancorp, Inc.

515 Franklin Street

Michigan City, Indiana 46360

Attn: Shareholder Relations

(219) 879-0211

Website: www.horizonbank.com

You should rely only on the information and representations in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference. Neither we nor the selling shareholders have authorized anyone else to provide you with different information or representations. Neither we nor the selling shareholders are offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, or any incorporated document is accurate as of any date other than the date of the document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses and costs expected to be incurred by us in connection with the registration of the Shares of common stock being registered hereby, other than any broker fees or selling commissions, which will be borne by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$13,461
Accounting fees and expenses	5,000
Legal fees and expenses	50,000
Miscellaneous	5,000

Total	$73,461

Item 15. Indemnification of Directors and Officers.

Horizon Bancorp, Inc. (“Horizon”) is an Indiana corporation. Horizon’s officers and directors (and those who have agreed to such positions) are entitled to be indemnified under Indiana law and our Articles of Incorporation against certain liabilities and expenses. Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the individual must also either have had reasonable cause to believe the individual’s conduct was lawful or no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

Horizon’s Articles of Incorporation provide for mandatory indemnification of officers and directors (and those who have agreed to such positions) if they are wholly successful on the merits of a proceeding and satisfy the standards of conduct specified by the IBCL set forth in the preceding paragraph. The Articles of Incorporation also provide that any director or officer of Horizon or any person who is serving at the request of Horizon as a director or officer of another entity shall be indemnified and held harmless by Horizon to the same extent as Horizon’s directors and officers. In any proceeding, an officer or director is entitled to be indemnified against all liabilities and expenses related to the proceeding including attorneys’ fees, judgments, fines, penalties, and amounts paid or to be paid in settlement. Horizon’s Articles of Incorporation also provide such persons with certain rights to be paid or reimbursed for expenses incurred in defending any such proceeding in advance of the final disposition. The Articles of Incorporation also provide that Horizon has the discretion to indemnify employees and agents to the same extent, and on the same basis, as it is required to indemnify its officers and directors.

The Articles of Incorporation also authorize Horizon to maintain insurance to protect itself and any director, officer, employee, or agent of Horizon against expense, liability, or loss, whether or not Horizon would have the power to indemnify such person against such expense, liability, or loss under the IBCL or pursuant to its Articles of Incorporation. Horizon currently maintains such insurance.

Item 16. Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Horizon Bancorp, Inc. and Salin Bancshares, Inc. dated October 29, 2018 (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on October 30, 2018).

2.2	First Amendment to Agreement and Plan of Merger by and between Horizon Bancorp, Inc. and Salin Bancshares, Inc. dated December 18, 2018 (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2018).

4.1	Amended and Restated Articles of Incorporation of Horizon Bancorp, Inc. effective May 16, 2018 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2018).

4.2	Amended and Restated Bylaws of Horizon Bancorp, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2017).

5.1	Opinion of Barnes & Thornburg LLP regarding legality of the securities being registered.

23.1	Consent of BKD, LLP.

23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature pages).

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that, paragraphs (a)(1), (a)(2), and (a)(3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Michigan City, State of Indiana, on March 26, 2019.

HORIZON BANCORP, INC.

By:	/s/ Craig M. Dwight
Craig M. Dwight Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig M. Dwight and Mark E. Secor, and each of them, either of whom may act without the joinder of the other, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments, to this registration statement, including any registration statement filed pursuant to Rule 462(b) which is related to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Craig M. Dwight
Craig M. Dwight	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	March 26, 2019

/s/ Mark E. Secor
Mark E. Secor	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 26, 2019

/s/ Susan D. Aaron
Susan D. Aaron	Director	March 26, 2019

/s/ Lawrence E. Burnell
Lawrence E. Burnell	Director	March 26, 2019

/s/ James B. Dworkin
James B. Dworkin	Director	March 26, 2019

/s/ Daniel F. Hopp
Daniel F. Hopp	Director	March 26, 2019

/s/ Michele M. Magnuson
Michele M. Magnuson	Director	March 26, 2019

/s/ Larry N. Middleton
Larry N. Middleton	Director	March 26, 2019

/s/ Peter L. Pairitz
Peter L. Pairitz	Director	March 26, 2019

/s/ Steven W. Reed
Steven W. Reed	Director	March 26, 2019

/s/ Spero W. Valavanis
Spero W. Valavanis	Director	March 26, 2019

/s/ Eric P. Blackhurst
Eric P. Blackhurst	Director	March 26, 2019